Exhibit 4.1

EXECUTION VERSION

WRIGHT MEDICAL GROUP, INC.

as Issuer

WRIGHT MEDICAL GROUP N.V.

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of June 28, 2018

1.625% Cash Exchangeable Senior Notes due 2023

Article 13 GUARANTEE		45

Section 13.01	Guarantee	45
Section 13.02	Limitation of Guarantor’s Liability; Certain Bankruptcy Events	47
Section 13.03	Release of Guarantee	47

Article 14 EXCHANGE OF NOTES		47

Section 14.01	Exchange Privilege	47
Section 14.02	Exchange Procedure; Payment Upon Exchange	50
Section 14.03	Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	51
Section 14.04	Adjustment of Exchange Rate	53
Section 14.05	Adjustments of Prices	61
Section 14.06	[Reserved]	61
Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares	61
Section 14.08	Exchange in Lieu of an Exercise of Exchange Rights or Repurchase	63
Section 14.09	Responsibility of Trustee	63

Article 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS		64

Section 15.01	[Reserved]	65
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change	64
Section 15.03	Withdrawal of Fundamental Change Repurchase Notice	66
Section 15.04	Deposit of Fundamental Change Repurchase Price	67

Article 16 NO REDEMPTION		67

Section 16.01	No Redemption	67

Article 17 MISCELLANEOUS PROVISIONS		68

Section 17.01	Provisions Binding on Company’s Successors	68
Section 17.02	Official Acts by Successor Corporation	68
Section 17.03	Addresses for Notices, Etc.	68
Section 17.04	Governing Law; Jurisdiction	69
Section 17.05	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee	69
Section 17.06	Legal Holidays	70
Section 17.07	No Security Interest Created	70
Section 17.08	Benefits of Indenture	70
Section 17.09	Table of Contents, Headings, Etc.	70
Section 17.10	Authenticating Agent	70
Section 17.11	Execution in Counterparts	71
Section 17.12	Severability	71
Section 17.13	Waiver of Jury Trial	71
Section 17.14	Force Majeure	72

Section 17.15	Calculations	72
Section 17.16	Tax Withholding	72
Section 17.17	Agent for Service of Process	72

v

INDENTURE dated as of June 28, 2018 between WRIGHT MEDICAL GROUP, INC., a Delaware corporation, as issuer (the “Company”), WRIGHT MEDICAL GROUP N.V., a Dutch public limited liability company (naamloze vennootschap), as guarantor (the “Guarantor”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.625% Cash Exchangeable Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount of $675,000,000 and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, each of the Guarantor and the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Guarantor has agreed to fully and unconditionally guarantee, on a senior unsecured basis, the Company’s obligations under this Indenture and the Notes on the terms and conditions set forth in the Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Guarantor and the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01    Definitions.

“Additional Amounts” shall have the meaning specified in Section 2.11(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” shall have the meaning specified in Section 17.16.

“Benefited Party” shall have the meaning specified in Section 13.01.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). J. Wood Capital Advisors LLC shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors or comparable governing body of the Guarantor or the Company, as the context may require, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor or the Company, as applicable, to have been duly adopted by its Board of Directors or a duly authorized committee thereof, and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Make-Whole Premium” shall have the meaning specified in Section 14.03(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 10161 Centurion Parkway, 2nd FL, Jacksonville, Florida 32256, Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 60 consecutive Trading Days during the applicable Observation Period, one-sixtieth (1/60th) of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily VWAP” means, for each of the 60 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WMGI <equity> AQR” (or its equivalent successor if such page is not available or, if following the effective date of any recapitalization, reorganization or change to the Ordinary Shares, or Reference Property received for the Ordinary Shares trade under any ticker other than “WMGI”, the equivalent page for such other ticker) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and thereafter “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means as of any date, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Guarantor or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s Common Equity representing more than 50% of the voting power of the Ordinary Shares; or

(b)    the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, conversion or merger of the Guarantor pursuant to which the Ordinary Shares will be converted into cash, securities or other property; or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Guarantor’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Guarantor’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall be deemed to not be a Fundamental Change pursuant to this clause (b); or

(c)    the shareholders of the Guarantor approve any plan or proposal for the liquidation or dissolution of the Guarantor; or

(d)    the Ordinary Shares (or, in the event a Reorganization Event occurs, such other common equity securities constituting, in whole or in part, the Reference Property then underlying the Notes) cease to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the ordinary shareholders of the Guarantor, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (or any comparable rights under European Union or other foreign laws or regulations, including, but not limited to the dissenting shareholder cash compensation rights pursuant to Title 7, Section 3A of Book 2 of the Dutch Civil Code or a similar cash compensation in the case of a cross-border conversion), in connection with such transaction or transactions consists of ordinary shares, shares of common stock, American depositary receipts or other Common Equity interests of a Dutch public limited company or a corporation or limited liability company (that is treated as a corporation for U.S. federal income tax purposes) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom, in each case, that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Reference Property for the Notes becomes such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 14.02(a)) (the exception in this proviso, the “Listed Share Exception”). For purposes of the exception described in this paragraph, any transaction or event described under both clause (1) and clause (2) above (whether or not the proviso in clause (2) applies) will be evaluated solely under clause (b) of this definition.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes, on a senior unsecured basis, as made applicable to the Notes in accordance with the provisions of Section 13.01.

“Guarantee Obligations” shall have the meaning specified in Section 13.01.

“Guarantor” shall have the meaning specified in the preamble to this Indenture.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each June 15 and December 15 of each year, or if any such day is not a Business Day, the immediately following Business Day and no interest on such payment will accrue in respect of the delay, beginning on December 15, 2018.

“Last Reported Sale Price” of the Ordinary Shares (or other security for which a Last Reported Sale Price must be determined) on any date means the closing sale price per share at the scheduled close of trading of the primary trading session on such Trading Day (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are traded. If the Ordinary Shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Ordinary Shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares (or such other security) are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Ordinary Shares (or such other security) on the relevant date obtained from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Listed Share Exception” shall have the meaning set forth in the definition of “Fundamental Change” as specified in this Section 1.01.

“Make-Whole Fundamental Change” means any Fundamental Change described in clauses (a) or (b) of the definition of “Fundamental Change” above (determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, the Listed Share Exception), but without regard to the provisos in clauses (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares or in any options, contracts or future contracts relating to the Ordinary Shares.

“Maturity Date” means June 15, 2023.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for exchange means: (i) if the relevant Exchange Date occurs prior to the 65th Scheduled Trading Day immediately preceding June 15, 2023, the 60 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; and (ii) if the relevant Exchange Date occurs on or after the 65th Scheduled Trading Day immediately preceding June 15, 2023, the 60 consecutive Trading Days beginning on, and including, the 62nd Scheduled Trading Day immediately preceding June 15, 2023.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate”, when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee or officer of or counsel to the Company, or other counsel reasonably acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Ordinary Shares” means the ordinary shares of the Guarantor, par value €0.03 per share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)    from and after the applicable Fundamental Change Repurchase Date, Notes surrendered for purchase in accordance with Article 15 for which Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)    Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Parent Guarantee Event Exception” shall have the meaning specified in Section 11.01.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof or any other entity.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Private Placement Circular” means the preliminary private placement circular dated June 15, 2018, as supplemented by the pricing term sheet dated June 20, 2018, relating to the offering and sale of the Notes.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Reorganization Event” shall have the meaning specified in Section 14.07(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a).

“Share Price” shall have the meaning specified in Section 14.03(c).

“Significant Subsidiary” means a Subsidiary of the Guarantor that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Parent” shall have the meaning specified in Section 11.01.

“Successor Person” shall have the meaning specified in Section 11.01(a).

“Taxes” shall have the meaning specified in Section 2.11(a).

“Tax Jurisdiction” shall have the meaning specified in Section 2.11(a).

“Trading Day” means a day on which (i) trading in the Ordinary Shares (or other security for which a Last Reported Sale Price must be determined) generally occurs on the NASDAQ Global Select Market or, if the Ordinary Shares (or such other security) are not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Ordinary Shares (or such other security) are available on such securities exchange or market; provided that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining cash due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Ordinary Shares generally occurs on the NASDAQ Global Select Market or, if the Ordinary Shares are not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading, except that if the Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained but two such bids can be reasonably obtained, then the average of the two bids shall be used, and if only one such bid can be reasonably obtained, that one bid shall be used. If on any date of determination (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent nationally recognized securities dealer on any determination date, (ii) the Company has failed to request the Bid Solicitation Agent to obtain bids when required, (iii) the Company requested the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent has failed to obtain such bids or (iv) the Bid Solicitation Agent has obtained one or more such bids but the Company has failed to determine the Trading Price per $1,000 principal amount of Notes for the relevant day, then, in any such case, the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the Exchange Rate for the Notes on such date.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“U.S. Entity” shall have the meaning specified in Section 11.01(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02    References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    words in the singular include the plural, and words in the plural include the singular;

(d)    provisions apply to successive events and transactions;

(e)    the masculine gender includes the feminine and the neuter;

(f)    references to agreements and other instruments include subsequent amendments thereto; and

(g)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION, AND EXCHANGE OF NOTES

Section 2.01    Designation and Amount. The Notes shall be designated as the “1.625% Cash Exchangeable Senior Notes due 2023.” The initial aggregate principal amount of Notes that shall be authenticated and delivered under this Indenture is $675,000,000. Additional Notes in an unlimited amount may be authenticated and delivered under this Indenture after the date hereof in accordance with the terms of this Indenture (including Section 2.10).

Section 2.02    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that to the extent any provision of the Notes conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, exercises of exchange rights, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03    Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the office or agency of the Trustee. The Company shall pay interest (i) on any Physical Notes by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts, together with such interest thereon, shall have been paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, subject to Section 2.10 if this Indenture is being reopened in order to issue additional Notes hereunder, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or pursuant to an exercise of exchange rights shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee, the Note Registrar or any co-Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law or otherwise permitted hereunder (other than any exchange of a temporary Note for a Physical Note not involving any change in ownership or any exchange pursuant to Sections 10.04 hereof not involving any transfer).

None of the Company, the Trustee, the Note Registrar and any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN

ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)    AGREES FOR THE BENEFIT OF WRIGHT MEDICAL GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN, EXCEPT:

(A)	TO THE COMPANY OR WRIGHT MEDICAL GROUP N.V. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A PERSON THE ACQUIRER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE); OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act. Notwithstanding the foregoing, on and after the Resale Restriction Termination Date, any Note (or security issued in exchange or substitution therefor) will bear the restrictive legend required by this Section 2.05(c) at any time the Company reasonably determines that, to comply with applicable law, such Note (or security issued in exchange or substitution therefore) must bear such legend.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) to the extent otherwise permitted hereunder.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

A beneficial interest in a Global Note may only be exchanged for a Physical Note if (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, and in any such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Guarantor, the Company, the Trustee or any agent of the Guarantor, the Company or the Trustee shall have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Guarantor, the Company, the Trustee, any agent of the Guarantor, the Company or the Trustee, the Note Registrar, any co-Note Registrar, the Paying Agent, the Bid Solicitation Agent or the Exchange Agent shall have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. None of the Trustee, Exchange Agent, or Bid Solicitation Agent shall have any obligation to monitor the sale price of the Ordinary Shares or the Trading Price of the Notes or to determine whether the Notes are exchangeable.

(d)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e)    Any Note that is repurchased or owned by any Affiliate of the Guarantor or the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144 under the Securities Act).

Section 2.06    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law or otherwise permitted hereunder. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07    Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08    Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Guarantor’s or the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon such payment, registration of transfer or exchange. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10    Additional Notes; Repurchases. The Company may, without the consent of the Holders, reopen this Indenture and issue additional Notes hereunder with the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional Notes, and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP number. In addition, the Company may, to the extent permitted by law and without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other cash-settled derivatives. The Company may, to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such resissuance or resale; provided that, if such Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, the Company will ensure such Notes will have a separate CUSIP number. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture unless and until such time the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08 and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

Section 2.11    Additional Amounts. (a) All payments made by or on behalf of any surviving entity (as defined below) under or with respect to the notes or by the Guarantor under or with respect to the guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing) (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. For these purposes, a “surviving entity” means any person that the Company or the Guarantor consolidate with, merge with or into or enter into any similar transaction with, or convey, transfer or lease all or substantially all of the Company’s or the Guarantor’s property and assets to (including any successor thereto), if the resulting, surviving or transferee person is not organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia. To the extent any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which any surviving entity or the Guarantor is then incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made or deemed made by or on behalf of any surviving entity or the Guarantor (including, without limitation, the jurisdiction of any paying agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”), will at any time be required to be made from any payments under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, such surviving entity or the Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments after such withholding or deduction will equal the respective amounts of cash that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)    any Taxes, to the extent such Taxes would not have been imposed but for the Holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) being a citizen or resident or national of or incorporated in, the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the acquisition or holding of such Notes, the exercise or enforcement of rights under such Note or this Indenture or the receipt of payments in respect of such Note;

(ii)    any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iii)    any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)    any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes;

(v)    any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of notes, following the Company’s reasonable written request addressed to the Holder or beneficial owner at least 60 days before any such withholding or deduction would be applied to a payment to the Holder or beneficial owner, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally entitled to provide such certification or documentation;

(vi)    any Taxes imposed or withheld by reason of the failure of the Holder or beneficial owner of the Notes to comply with the requirements of Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury Regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471(b) of the Code; or

(vii)    any combination of clauses (i) through (vii) above.

In addition to the foregoing, any surviving entity or the Guarantor, as applicable, will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes.

If any such surviving entity or the Guarantor, as applicable, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, it will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case it shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to holders on the relevant payment date. Any such surviving entity or the Guarantor, as applicable, will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary, and may conclusively presume that no payments are necessary unless and until it receives any such Officer’s Certificate.

Any such surviving entity or the Guarantor, as applicable, will make all withholdings and deductions (within the time period and in the minimum amount) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. Any such surviving entity or the Guarantor, as applicable, will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Any such surviving entity or the Guarantor, as applicable, will furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by such surviving entity or the Guarantor, or if, notwithstanding such surviving entity’s or the Guarantor’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such surviving entity or the Guarantor, as applicable.

Whenever in this Indenture, the Notes or in the Private Placement Circular there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The obligations in this Section 2.11 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any surviving person or any successor person to the Company or the Guarantor is incorporated, engaged in business, organized or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes and any political subdivision thereof or therein.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01    Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.04) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or paid to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02    Application of Trust Money. Subject to the provisions of Section 3.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 3.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of, and interest on, and the cash due upon exchange of, the Notes; provided that such money need not be segregated from other funds except to the extent required by law.

Section 3.03    Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 3.01 and (ii) held by them at any time.

Section 3.04    Money held in Trust. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01    Payment of Principal and Interest. (a) The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes (and, for the avoidance of doubt, all related Additional Amounts, if applicable) at the places, at the respective times and in the manner provided herein and in the Notes.

(b)    An installment of principal (including the Fundamental Change Repurchase Price, if applicable) or interest will be considered paid on the date due if the Trustee (or Paying Agent, if other than the Company or any Affiliate of the Company) holds on that date by 12:00 p.m., New York City time, money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders on or prior to such date.

Section 4.02    Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03    [Reserved].

Section 4.04    Taxes. Each of the Company and the Guarantor shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.05    Existence. Except to the extent not prohibited by Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06    Rule 144A Information Requirement and Annual Reports. (a) At any time either the Guarantor or the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Guarantor or the Company shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Guarantor and the Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Guarantor files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.

(c)    Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s or the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Guarantor fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90-day period for which the Guarantor’s failure to file has occurred and is continuing, and 0.50% per annum thereafter. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Guarantor furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)    If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 375th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes have been assigned an unrestricted CUSIP and the Notes are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)    The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06 (e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.

(h)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Guarantor (beginning with the fiscal year ending on December 31, 2018) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default by the Company during the previous year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

ARTICLE 5

[INTENTIONALLY OMITTED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)    failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for two Business Days;

(d)    failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or 14.01(b)(iii), in each case, when due and such failure continues for three calendar days;

(e)    failure by the Guarantor or the Company to comply with the covenants set forth in Article 11;

(f)    failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)    default by the Company, the Guarantor or any other Subsidiary of the Guarantor with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 in the aggregate of the Company, the Guarantor and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being accelerated and declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)    [Reserved.];

(i)    the Guarantor, the Company or any other Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Guarantor, the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)    an involuntary case or other proceeding shall be commenced against the Guarantor, the Company or any other Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Guarantor, the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days; or

(k)    the Guarantee is not, or ceases to be, in full force and effect or is declared null and void in a judicial proceeding (except as contemplated by the terms of this Indenture) or the Guarantor does not perform its obligations under this Indenture or its Guarantee.

Section 6.02    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Guarantor, the Company or any other Significant Subsidiary), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Guarantor, the Company or any other Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and on such principal to the extent that payment of such interest is enforceable under applicable law, at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay the cash due upon exchange of the Notes.

Section 6.03    Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to the Guarantor’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 90 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the notes equal to 0.25% per annum of the principal amount of such Notes outstanding for each day during such 90-day period on which such Event of Default is occurring and (ii) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the notes equal to 0.50% per annum of the principal amount of Notes outstanding for each day during such additional 90-day period on which such Event of Default is continuing. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file under Section 4.06(b) is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the Guarantor’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04    Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and is continuing, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Guarantor, the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor, the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Guarantor, the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Guarantor, the Company or such other obligor, the property of the Guarantor, the Company or such other obligor, or in the event of any other judicial proceedings relative to the Guarantor, the Company or such other obligor upon the Notes, or to the creditors or property of the Guarantor, the Company or such other obligor, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Guarantor, the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05    Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, on the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third, to the Company.

Section 6.06    Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment of the cash due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)    such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)    the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; and

(e)    the Holders of a majority of the aggregate principal amount of the Notes then outstanding have not given the Trustee a direction pursuant to Section 6.09 that, in the opinion of the Trustee, is inconsistent with such written request within such 60-day period, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the cash due upon exchange of, such Note (including, for the avoidance of doubt, all related Additional Amounts, if applicable), on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07    Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08    Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06 or as otherwise expressly provided in this Indenture, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09    Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any applicable rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and that is not in conflict with any applicable rule of law or with this Indenture. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been paid, (ii) a failure by the Company to pay the cash due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10    Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has received written notice, deliver to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment of the cash due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11    Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder pursuant to the last paragraph of Section 6.06 (or, for the avoidance of doubt, to enforce the payment of any related Additional Amounts, if applicable).

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01    Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Guarantor, the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee has actual knowledge of such event; and

(g)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)    the Trustee may conclusively rely, and shall be fully protected in acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(h)    in no event shall the Trustee be liable for any special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(i)    the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.

Section 7.03    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Guarantor and the Company, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04    Trustee, Paying Agents, Exchange Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05    Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.06. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the

Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07    Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09    Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.

Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by execution of a Company Order remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy duly appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than the later of (i) thirty days prior to the date of commencement of solicitation of such action or (ii) the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

Section 8.02    Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with Section 8.01. The holding of Notes shall be proved by the Note Register in accordance with Section 8.03.

Section 8.03    Who Are Deemed Absolute Owners. The Guarantor, the Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, if an Event of Default has occurred and is continuing, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with Section 2.05(c).

Section 8.04    Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Guarantor, by any Subsidiary thereof (including the Company) or by any Affiliate of the Guarantor or such Subsidiary shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Guarantor, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel of its selection shall be full protection to the Trustee.

ARTICLE 9

[INTENTIONALLY OMITTED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01    Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02 hereof, the Guarantor, the Company and the Trustee, at the Guarantor’s and Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b)    to provide for the assumption by a Successor Person of the obligations of the Guarantor or the Company under this Indenture pursuant to Article 11;

(c)    to add guarantees with respect to the Notes;

(d)    to secure the Notes;

(e)    to add to the covenants or Events of Defaults of the Guarantor and/or the Company for the benefit of the Holders or surrender any right or power herein conferred upon the Guarantor and/or Company;

(f)    to provide for a successor trustee in accordance with the terms hereof or to otherwise comply with any requirement hereof;

(g)    to provide for the issuance of additional Notes, to the extent that the Company deems such amendment or supplement necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder;

(h)    to increase the Exchange Rate;

(i)    to add circumstances under which the Company will pay Additional Interest on the Notes;

(j)    to make any change that does not adversely affect the rights of any Holder; or

(k)    to conform the provisions of this Indenture or the Notes to the “Description of notes” section of the Private Placement Circular.

Upon the written request of the Company, accompanied by a Board Resolution of each of the Guarantor and the Company authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Guarantor and the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Guarantor, the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02    Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)    reduce the amount of Notes whose Holders must consent to an amendment;

(b)    reduce the rate of or extend the stated time for payment of interest on any Note;

(c)    reduce the principal of or extend the Maturity Date of any Note;

(d)    make any change that adversely affects the exchange rights of any Notes other than as contemplated herein;

(e)    reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)    make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)    change the ranking of the Notes or the Guarantee;

(h)    impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(i)    make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09;

(j)    other than in accordance with the provisions of this Indenture (including, without limitation, the Parent Guarantee Event Exception), eliminate the Guarantee; or

(k)    change the Guarantor’s or the Company’s obligations to pay Additional Amounts.

Upon the written request of the Company, accompanied by a Board Resolution of each of the Guarantor and the Company authorizing the execution of such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Guarantor and the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Guarantor, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05    Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01    Company May Consolidate, Etc. on Certain Terms. Neither the Guarantor nor the Company shall consolidate with, merge with or into, convert into or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)    the resulting, surviving or transferee Person (the “Successor Person”), if not the Guarantor or the Company, as applicable, shall be (and, if this Indenture and the Notes remain the Guarantor’s or the Company’s obligations, as applicable, following such transaction, the Guarantor or the Company shall be) a (i) Dutch public limited company, (ii) a corporation or limited liability company that is treated, or, if disregarded for U.S. federal income tax purposes, its regarded corporate owner is treated, as a “United States person” under Section 7701(a)(30) of the Code (a “U.S. Entity”) or (iii) an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom, and the Successor Person (if not the Guarantor or the Company, as applicable) shall expressly assume by supplemental indenture all of the obligations of the Guarantor or the Company, as applicable, under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts as described in Section 2.11); and

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture,

provided that, if, in respect of a transaction concerning the Guarantor as described in Section 11.01(a) above, (x) the Guarantor or the resulting, surviving or transferee person with respect to the Guarantor (such party, the “Successor Parent”) as applicable, is not the issuer of the Notes and (y) the issuer of the Notes is a direct or indirect subsidiary of the Guarantor and/or such Successor Parent, as applicable, then the Guarantor will be released from its obligations under the Notes and this Indenture and/or such Successor Parent will not be required to assume the Guarantor’s obligations under the Notes or this Indenture, as applicable, to the extent, and solely to the extent, that: (i) the Guarantor (or the Successor Parent) reasonably determines, based on advice of counsel, that it would be unlawful under the applicable law of the relevant jurisdiction under which the Guarantor or such Successor Parent, as applicable, is organized and existing to enter into or perform such obligations and such unlawfulness cannot be avoided using reasonable efforts in a manner that protects the interests of the Holders and (ii) the relevant supplemental indenture contains such additional provisions as the board of directors of the then issuer of the Notes reasonably considers necessary to protect the interests of the Holders, including, to the extent reasonably considered necessary by its board of directors, the provisions providing for payments to be made in respect of the Notes, whether of principal, interest, Additional Amounts or otherwise and whether upon conversion, required repurchase, maturity or otherwise (the exception set forth in this proviso, the “Parent Guarantee Event Exception”).

Upon any such consolidation, merger, conversion, or sale, conveyance, transfer or lease, the resulting, surviving or transferee Person (if not the Guarantor or the Company, as applicable) shall succeed to, and may exercise every right and power of, the Guarantor or the Company, as applicable, under this Indenture, and the Guarantor or the Company, as applicable, shall be discharged from its obligations under the Notes and this Indenture.

Section 11.02    Successor Corporation to Be Substituted. In case of any such consolidation, merger, conversion, sale, conveyance, transfer or lease in accordance with Section 11.01 and upon the assumption by the Successor Person (if not the Guarantor or the Company, as applicable), by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual payment of the cash due upon any exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor or the Company, such Successor Person (if not the Guarantor or the Company, as applicable) shall succeed to and shall be substituted for the Guarantor or the Company, as applicable, with the same effect as if it had been named herein as the party of the first part. A Successor Person in respect of the Company may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conversion, sale, conveyance or transfer in respect of the Guarantor or the Company, as applicable, upon compliance with this Article 11: (i) in the case of the Guarantor, the Person named as the

“Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) shall be released from its obligations under this Indenture and the Notes, and (ii) in the case of the Company, the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, conversion, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 12

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Guarantor or the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Guarantor or the Company or of any successor corporation, either directly or through the Guarantor or the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

GUARANTEE

Section 13.01    Guarantee. The Guarantor hereby fully and unconditionally guarantees the Company’s obligations under this Indenture and the Notes on a senior unsecured basis. The Guarantor hereby acknowledges and agrees that it has provided its Guarantee for good and valuable consideration, the receipt of which is hereby acknowledged. Accordingly, subject to the provisions of this Article 13, the Guarantor unconditionally guarantees, on a senior unsecured basis, to each Holder and its successors and assigns that: (x) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon a repurchase, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and (y) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, upon repurchase, upon repurchase due to a Fundamental Change or otherwise. Furthermore, subject to the provisions of this Article 13, the Guarantor unconditionally guarantees, on a senior unsecured basis, to the Trustee and to each Holder and their respective successors and assigns that (z) all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of clauses (x), (y) and (z) above, to the limitations set forth in Section 13.02 (the obligations set forth in this Section 13.01 collectively the “Guarantee Obligations”).

Subject to the provisions of this Article 13, the Guarantor shall agree that its Guarantee will be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor (other than payment in full of all of the obligations of the Company hereunder and under the Notes or release of the same in accordance with the provisions of this Indenture). The Guarantor shall waive and relinquish: (a) any right to require the Trustee or the Holders (each, a “Benefited Party”) to proceed against the Company or any other Person at any time before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code. The Guarantor shall covenant that, except as otherwise provided herein or therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest and Additional Interest, if any, on the Notes and all other costs provided for under this Indenture or as provided in Article 7 or by release of the same in accordance with the provisions of this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, subject to the provisions of this Article 13, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated for purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 13.02    Limitation of Guarantor’s Liability; Certain Bankruptcy Events. The Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee shall not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Holders and the Guarantor irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 13 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance under applicable law or being void or voidable under any law relating to insolvency or debt.

Section 13.03     Release of Guarantee. The Guarantee shall be automatically and unconditionally released and discharged, and shall thereupon terminate and be of no further force and effect, and no further action by the Guarantor, the Company or the Trustee is required for the release of the Guarantor’s Guarantee, upon the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture.

ARTICLE 14

EXCHANGE OF NOTES

Section 14.01    Exchange Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note solely into cash (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding December 15, 2022, and (ii) irrespective of the conditions described in Section 14.01(b), during the period from, and including, December 15, 2022 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 29.9679 Ordinary Shares (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”). The Notes shall not be exchangeable into Ordinary Shares or any other securities under any circumstances.

(b)    (i) Prior to the close of business on the Business Day immediately preceding December 15, 2022, a Holder may surrender its Notes for exchange solely into cash during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection 14.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection 14.01(b)(i) and the definition of Trading Price set forth in this Indenture. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested it in writing to make such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the Exchange Rate, at which time the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of Notes in accordance with the provisions of the definition of Trading Price set forth in this Indenture beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of the Last Reported

Sale Price of the Ordinary Shares and the Exchange Rate. If on any date of determination (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent nationally recognized securities dealer on any determination date, (ii) the Company has failed to request the Bid Solicitation Agent to obtain bids when required, (iii) the Company requested the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent has failed to obtain such bids or (iv) the Bid Solicitation Agent has obtained one or more such bids but the Company has failed to determine the Trading Price per $1,000 principal amount of Notes for the relevant day, then, in any such case, the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the Exchange Rate for the Notes on such date. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the applicable Exchange Rate, the Company shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee).

(ii)    If the Guarantor elects to:

(A)    issue to all or substantially all holders of the Guarantor any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase the Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)    distribute to all or substantially all holders of the Guarantor’s assets, debt securities or rights to purchase securities of the Guarantor, which distribution has a per share value, as reasonably determined by the Board of Directors of the Guarantor, exceeding 10% of the Last Reported Sale Price of the Ordinary Shares on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 70 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender their Notes for exchange solely into cash at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Guarantor’s or the Company’s announcement, as applicable, that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise exchangeable at such time.

(iii)    If (i) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or (ii) the Guarantor is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Ordinary Shares would be exchanged into cash, securities or other assets other than any merger, conversion, share exchange or similar transactions, in each case, solely for the purpose of changing the Guarantor’s jurisdiction of organization that (I) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (II) results in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into ordinary shares, shares of common stock, American depositary receipts or other Common Equity interests of the surviving entity, which shares or American depositary receipts are listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and such surviving entity is a Dutch public limited company or a corporation or limited liability company (that is treated as a corporation for U.S. federal income tax purposes) organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia, or an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom, in each case, the Notes may be surrendered for exchange solely into cash at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) (i) as promptly as practicable following the date the Guarantor or the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of the anticipated effective date of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of the anticipated effective date of such transaction, but in no event later than the actual effective date of such transaction. The anticipated effective date of any such transaction shall be determined by the Company in the Company’s reasonable discretion, and in no event shall the Company be deemed to have knowledge of the anticipated effective date of a merger, conversion, share exchange or similar transaction prior to entering into the definitive agreement relating thereto.

(iv)    Prior to the close of business on the Business Day immediately preceding December 15, 2022, a Holder may surrender all or a portion of its Notes for exchange solely into cash during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of the Ordinary Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day. The Exchange Agent, at the beginning of each calendar quarter commencing after September 30, 2018, shall notify the Company and the Trustee (if other than the Exchange Agent) if it believes the Notes have become exchangeable in accordance with this clause (iv), and the Company shall determine whether the Notes have become so exchangeable. The Company shall promptly notify the Trustee and the Exchange Agent (if other than the Trustee) of such determination.

Section 14.02    Exchange Procedure; Payment Upon Exchange.

(a)    Except as provided in Section 14.03(b) and Section 14.07(a), upon exchange of any Note, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall pay to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, an amount in cash (the “Settlement Amount”) equal to the sum of the Daily Exchange Values for each of the 60 Trading Days during the relevant Observation Period for such Note. The Daily Exchange Values and the Settlement Amount shall be determined by the Company promptly following the last Trading Day of the relevant Observation Period. Promptly after such determination of the Daily Exchange Values and the Settlement Amount, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Exchange Values and the Settlement Amount. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and, if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)    A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above.

(d)    In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or otherwise permitted hereunder.

(e)    [Reserved.]

(f)    [Reserved.]

(g)    Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h)    Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s payment of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

Section 14.03    Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, pay a cash make-whole premium (the “Cash Make-Whole Premium”) by increasing the Exchange Rate for the Notes so surrendered for exchange, as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)    Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), the Company shall satisfy the related

Exchange Obligation in solely cash in accordance with Section 14.02 based on the Exchange Rate as increased to reflect the Cash Make-Whole Premium pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for the Cash Make-Whole Premium), multiplied by such Share Price. In such event, the Exchange Obligation shall be paid to Holders in cash on the third Business Day following the Exchange Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)    The amount, if any, by which the Exchange Rate shall be increased to reflect the Cash Make-Whole Premium for exchanges of Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per Ordinary Share in the Make-Whole Fundamental Change. If the holders of the Ordinary Shares receive in exchange for their Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors of the Guarantor shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d)    The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The amount by which the Exchange Rate shall be increased to reflect the Cash Make-Whole Premium set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e)    The following table sets forth the amount, if any, by which the Exchange Rate will be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Share Price and Effective Date set forth below:

	Share price
Effective date	$27.24	$30.00	$33.37	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$100.00	$120.00
June 28, 2018	6.7428	5.3657	4.1492	3.6937	2.6633	1.5530	1.0163	0.7186	0.5334	0.3144	0.1850
June 15, 2019	6.7428	5.2023	3.9185	3.4451	2.3978	1.3262	0.8442	0.5916	0.4399	0.2647	0.1618
June 15, 2020	6.7428	5.0197	3.6389	3.1409	2.0720	1.0592	0.6503	0.4526	0.3390	0.2097	0.1332
June 15, 2021	6.7428	4.7317	3.2185	2.6914	1.6180	0.7278	0.4298	0.3016	0.2304	0.1477	0.0969
June 15, 2022	6.7428	4.2227	2.4963	1.9400	0.9403	0.3376	0.2013	0.1489	0.1180	0.0785	0.0528
June 15, 2023	6.7428	3.3653	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i)    if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table, the amount of the Exchange Rate increase shall be determined by a straight-line interpolation between the amount of the Exchange Rate increase set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)    if the Share Price is greater than $120.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no adjustment to the Exchange Rate shall be made; and

(iii)    if the Share Price is less than $27.24 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no adjustment to the Exchange Rate shall be made.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 36.7107, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

(f)    Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make- Whole Fundamental Change.

Section 14.04    Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of Ordinary Shares equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)    If the Guarantor exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Guarantor effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0 =	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Guarantor determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Guarantor issues to all or substantially all holders of the Ordinary Shares any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Guarantor.

(c)    If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors of the Guarantor) of the Distributed Property with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors of the Guarantor determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (i) in respect of any exchange during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs with respect to “10 Trading Days” shall be deemed to be replaced solely in respect of that exchange with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Exchange Date in determining the Exchange Rate and (ii) if the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any exchange, references in this Section 14.04(c) with respect to 10 Trading Days shall be deemed to be replaced solely in respect of that exchange with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 14.04(c), rights, options or warrants distributed by the Guarantor pursuant to a shareholders rights or other plan to all or substantially all holders of the Ordinary Shares entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of the Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of the Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i)    a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and

Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)    If the Guarantor makes any cash dividend or distribution to all or substantially all holders of the Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Ordinary Shares.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors of the Guarantor determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)    If the Guarantor or any of its Subsidiaries (including the Company) makes a payment in respect of a tender or exchange offer for the Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per share exceeds the Last Reported Sale Price of the Ordinary Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, as the case may be, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Guarantor) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (i) in respect of any exchange within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced solely in respect of that exchange with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Exchange Date in determining the Exchange Rate and (ii) if the Trading Day next succeeding the expiration date of any tender or exchange offer is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any exchange, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced solely in respect of that exchange with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, the last Trading Day of such Observation Period.

(f)    [Reserved.]

(g)    Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or any securities exchangeable into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such exchangeable or exchangeable securities.

(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Guarantor’s securities are then listed, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Guarantor determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Guarantor’s securities are then listed, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of the Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i)    Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i)    upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii)    upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of the Guarantor’s Subsidiaries (including the Company);

(iii)    upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or exchangeable security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)    solely for a change in the par value of the Ordinary Shares; or

(v)    for accrued and unpaid interest, if any.

(j)    All calculations and other determinations in respect of the Exchange Rate shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)    Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall disseminate a press release detailing the new Exchange Rate and other relevant information. Failure to disseminate such press release shall not affect the legality or validity of any such adjustment.

(l)    For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Guarantor so long as the

Guarantor does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Guarantor, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(m)    A Holder may, in some circumstances, including a distribution of cash dividends to holders of Ordinary Shares, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Exchange Rate. Notwithstanding any other provision of this Indenture (but subject to requirement to pay additional amounts under Section 2.11), if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment or the nonoccurrence of an adjustment to the Exchange Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash on the Note or sales proceeds received by or other funds or assets of the Holder or beneficial owner.

Section 14.05    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or the Daily Exchange Values (or, in each case, any function thereof) over a span of multiple days (including an Observation Period and the period for determining the Share Price for purposes of a Make-Whole Fundamental Change), the Board of Directors of the Company shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs or the Daily Exchange Values are to be calculated.

Section 14.06     [Reserved].

Section 14.07    Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)    In the case of:

(i)    any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination);

(ii)    any consolidation, merger, conversion or combination involving the Guarantor;

(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and the Guarantor’s Subsidiaries substantially as an entirety; or

(iv)    any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be exchanged into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, upon exchange of the Notes the Settlement Amount shall continue to be paid in solely cash; provided, however, that the Settlement Amount from and after the effective time of such Reorganization Event shall be calculated based on a unit consisting of the amount of shares, other securities or other property or assets (including cash or any combination thereof) that a holder of one Ordinary Share immediately prior to such Reorganization Event would have owned or been entitled to receive upon the occurrence of such Reorganization Event (such shares of stock, other securities or other property or assets (including cash or any combination thereof) the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive). Prior to or at the effective time of such Reorganization Event, the Company and the Guarantor, or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing for such change in the right to exchange each $1,000 principal amount of Notes.

For purposes of the foregoing, if the Reorganization Event causes the Ordinary Shares to be exchanged into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property used to determine the amount of cash into which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Ordinary Shares that affirmatively make such an election. If the holders receive only cash in such Reorganization Event, then for all exchanges that occur after the effective date of such Reorganization Event (x) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Cash Make-Whole Premium pursuant to Section 14.03), multiplied by the price paid per Ordinary Share in such Reorganization Event and (y) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Reorganization Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including, to the extent reasonably considered necessary by the Board of Directors of the Company, the provisions providing for the purchase rights set forth in Article 15.

When the Guarantor and the Company execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b)    The Guarantor shall not become a party to any Reorganization Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into cash as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Reorganization Event.

(c)    The above provisions of this Section shall similarly apply to successive Reorganization Events.

Section 14.08    Exchange in Lieu of an Exercise of Exchange Rights or Repurchase.

(a)    When a Holder surrenders a Note for exchange or for repurchase upon a Fundamental Change, and the relevant Exchange Date occurs, or the Fundamental Change Repurchase Notice is given, prior to the 65th Scheduled Trading Day immediately preceding June 15, 2023, the Company may, at its election, direct the Exchange Agent to surrender, on or prior to the second Business Day following the Exchange Date or on or prior to the date of the Fundamental Change Repurchase Notice, as applicable, such Notes to a financial institution designated by the Company for exchange in lieu of an exercise of exchange rights or repurchase. In order to accept any Notes surrendered for exchange or repurchase, the designated institution must agree to deliver, in exchange for such Notes, the amount of cash that the Company would be obligated to deliver upon an exchange or repurchase of such Notes at the time the Company would otherwise be required to deliver such cash, all in accordance with Section 14.02. By the close of business on the second Business Day following the Exchange Date, the Company shall notify the Holder surrendering Notes for exchange or repurchase, the Trustee and the Exchange Agent that the Company has directed the designated institution to make an exchange in lieu of an exercise of exchange rights or repurchase and that the designated financial institution has agreed to make such exchange in lieu of an exercise of exchange rights or repurchase.

(b)    If the designated financial institution accepts any such Notes, it will deliver the amount of cash due upon exchange or repurchase of such Notes directly to the Holder of such Notes on the date the Company would have otherwise been required to deliver such cash. Notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for exchange in lieu of an exercise of exchange rights or repurchase but does not timely deliver the related cash amount, or if such designated institution does not accept the Notes for exchange or repurchase, the Company will deliver the relevant cash amount to the Holder on the applicable Settlement Date therefor in accordance with Section 14.02 as if the Company had not made an exchange in lieu of an exercise of exchange rights or repurchase. The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes. The Company may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 14.09    Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any cash that may at any time be paid upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) upon which the Exchange Obligation of a Holder’s Notes may be based after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01    [Reserved].

Section 15.02    Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company (subject to postponement to comply with applicable law) that is not less than 5 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to postponement to comply with applicable law); and

(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice

(together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(1)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(2)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)    Within the 20 calendar days after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)    the events causing the Fundamental Change;

(ii)    the date of the Fundamental Change;

(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)    the Fundamental Change Repurchase Price;

(v)    the Fundamental Change Repurchase Date;

(vi)    the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)    if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s written request delivered at least five Business Days before such notice is to be delivered to the Holders (unless a shorter period is acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03    Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04    Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 12:00 p.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)    If by 12:00 p.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 16

NO REDEMPTION

Section 16.01    No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of each of the Guarantor and the Company contained in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 17.02    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Guarantor or the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Guarantor or the Company, as applicable.

Section 17.03    Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Guarantor or the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to:

(a)    in the case of the Guarantor: Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands, Attention: General Counsel, with a copy (which shall not constitute notice) to 1023 Cherry Road, Memphis, Tennessee 38117, Attention: General Counsel; and

(b)    in the case of the Company: Wright Medical Group, Inc., 1023 Cherry Road, Memphis, Tennessee 38117, Attention: General Counsel,

in each case until another address is filed by the Guarantor or the Company, as applicable, with the Trustee. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling, absent manifest error. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction received by the Trustee after it has acted upon the prior instructions. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

Section 17.04    Governing Law; Jurisdiction. THIS INDENTURE, EACH NOTE AND THE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE OR THE GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

Each of the Guarantor, the Company, the Trustee and, by their acceptance of the Notes, the Holders, irrevocably consents and agrees, for the benefit of the Guarantor, the Company, the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Guarantor, the Company, the Trustee and, by their acceptance of the Notes, the Holders, irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether, in the opinion of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06    Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the Guarantor, the Company, the other parties hereto, any Paying Agent, any Exchange Agent, any Bid Solicitation Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10    Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent for any reason.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                    ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 17.11    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.12    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13    Waiver of Jury Trial. EACH OF THE GUARANTOR, THE COMPANY, THE TRUSTEE AND, BY THEIR ACCEPTANCE OF THE NOTES, THE HOLDERS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15    Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Ordinary Shares, the Daily VWAPs, the Daily Exchange Values, the Settlement Amounts, accrued interest and Additional Amounts, if any, payable on the Notes and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.16    Tax Withholding. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law, in case of each of clauses (ii) and (iii), other than any liability or losses as may be attributable to the Trustee’s willful misconduct or negligence. The terms of this section shall survive the termination of this Indenture.

Section 17.17    Agent for Service of Process. The Guarantor hereby irrevocably appoints and designates James Lightman (the “Agent for Service of Process”), having an address at 1023 Cherry Road, Memphis, Tennessee 38117 as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Guarantor agrees that service of process upon such party shall constitute personal service of such process on such person. The Guarantor shall maintain the designation and appointment of the Agent for Service of Process at such address until all obligations under this Indenture shall have been completed in total. If the Agent for Service of Process shall cease to so act, the Guarantor shall immediately designate and shall promptly deliver to the Trustee evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to the Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WRIGHT MEDICAL GROUP, INC. as the Company

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Senior Vice President and Chief Financial Officer

WRIGHT MEDICAL GROUP N.V. as the Guarantor

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF WRIGHT MEDICAL GROUP, INC. OR WRIGHT MEDICAL GROUP N.V. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF WRIGHT MEDICAL GROUP, INC. OR WRIGHT MEDICAL GROUP N.V. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)    AGREES FOR THE BENEFIT OF WRIGHT MEDICAL GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN, EXCEPT:

(A)	TO THE COMPANY OR WRIGHT MEDICAL GROUP N.V. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A PERSON THE ACQUIRER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE); OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Wright Medical Group, Inc.

1.625% Cash Exchangeable Senior Note due 2023

No. [                    ] [Initially] $[        ]

CUSIP No. [                    ]

Wright Medical Group, Inc., a Delaware corporation (the “Company”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.] [                    ], or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto] [of $        ]], on June 15, 2023, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.625% per year from June 15, 2018, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2023. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2018, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note solely into cash on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (including Title 14 of Article 5 of the General Obligations Law of New York).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WRIGHT MEDICAL GROUP, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Wright Medical Group, Inc.

1.625% Cash Exchangeable Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.625% Cash Exchangeable Senior Notes due 2023 (the “Notes”), in an initial aggregate principal amount of $675,000,000, all issued or to be issued under and pursuant to an Indenture dated as of June 28, 2018 (the “Indenture”), between Wright Medical Group N.V. (the “Guarantor”), the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Guarantor, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantor as provided in the Indenture.

In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Guarantor, the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the cash due upon exchange of, this Note (and, for the avoidance of doubt, any related Additional Amounts, if applicable) at the place, at the respective times, at the rate and in the lawful money herein prescribed as provided in the last paragraph of Section 6.06 of the Indenture.

In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or other similar governmental charge required by law or otherwise permitted under the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, solely into cash at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Wright Medical Group, Inc.

1.625% Cash Exchangeable Senior Notes due 2023

The initial principal amount of this Global Note is                      DOLLARS ($        ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: Wright Medical Group, Inc.

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, solely into cash in accordance with the terms of the Indenture referred to in this Note, and directs that all cash payable upon such exchange, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

Fill in if Notes to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all):
$ .000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Wright Medical Group, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Wright Medical Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐    To Wright Medical Group, Inc., Wright Medical Group N.V. or a subsidiary thereof; or

☐    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.